Exhibit 23.1

KPMG LLP

Suite 500

191 West Nationwide Blvd.

Columbus, OH 43215-2568

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 25, 2023, with respect to the combined financial statements of the Steel Processing Business of Worthington Industries, Inc., incorporated herein by reference.

/s/ KPMG LLP

Columbus, Ohio

November 30, 2023

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.